EX.99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Joseph Moroney, President of Apollo Senior Floating Rate Fund Inc. (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant (the “Report”) for the period ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 22, 2022	/s/ Joseph Moroney
Joseph Moroney, President (principal executive officer)

I, Kenneth Seifert, Treasurer and Chief Financial Officer of Apollo Senior Floating Rate Fund Inc. (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant (the “Report”) for the period ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 22, 2022	/s/ Kenneth Seifert
Kenneth Seifert, Treasurer and Chief Financial Officer (principal financial officer)